                        NEXSAN TECHNOLOGIES INCORPORATED

                                 2001 STOCK PLAN

     1. Purposes of the Plan. The purposes of this Stock Plan are to attract and
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retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. This Plan is intended to be a written compensatory plan within the meaning of Rule 701 promulgated under the Securities Act.

2. Definitions.  As used herein, the following definitions shall apply:
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     (a) "Administrator" means the Board or any of its Committees as shall be
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administering the Plan in accordance with Section 4 hereof. (b)"Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.
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     (d) "Code" means the Internal Revenue Code of 1986, as amended.
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     (e) "Committee" means a committee of Directors appointed by the Board in
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accordance with Section4 hereof.

     (f) "Common Stock" means the common stock, par value $0.001 per share, of
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the Company.

     (g) "Company" means Nexsan Technologies Incorporated, a Delaware
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corporation.

     (h) "Consultant" means any person who is engaged by the Company or any
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Parent or Subsidiary to render consulting or advisory services to such entity.

     (i) "Director" means a member of the Board of Directors of the Company.
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(j)"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, or if otherwise defined in any agreement between the Company and the Service Provider, as so defined.

     (k) "Employee" means any person, including Officers and Directors, employed
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by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i)any leave of absence approved by the Company or (ii)transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. If re-employment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
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     (m) "Fair Market Value" means, as of any date, the value of Common Stock
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determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

          (iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     (n) "Incentive Stock Option" means an Option intended to qualify as an
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incentive stock option within the meaning of Section422 of the Code.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as
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an Incentive Stock Option.

     (p) "Officer" means a person who is an officer of the Company within the
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meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q) "Option" means a stock option granted pursuant to the Plan.
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     (r) "Option Agreement" means a written or electronic agreement between the
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Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan. The Option Agreement will contain such representations and agreements regarding Optionees investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws.

     (s) "Option Exchange Program" means a program whereby outstanding Options
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are exchanged for Options with a lower exercise price.

     (t) "Optioned Stock" means the Common Stock subject to an Option or a Stock
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Purchase Right.

     (u) "Optionee" means the holder of an outstanding Option or Stock Purchase
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Right granted under the Plan.


     (v) "Parent" means a "parent corporation," whether now or hereafter
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existing, as defined in Section 424(e) of the Code.

     (w) "Plan" means this 2001 Stock Plan.
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     (x) "Restricted Stock" means shares of Common Stock acquired pursuant to a
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grant of a Stock Purchase Right under Section 11 below.

     (y) "Securities Act" means the Securities Act of 1933, as amended.
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     (z) "Service Provider" means an Employee, Director or Consultant.
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     (aa) "Share" means a share of the Common Stock, as adjusted in accordance
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with Section 12 below.

     (bb) "Stock Purchase Right" means a right to purchase Common Stock pursuant
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to Section 11 below.

     (cc) "Subsidiary" means a "subsidiary corporation," whether now or
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hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is seven million five hundred seventy two thousand two hundred twenty two (7,572,222) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.
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     (a) Administrator. The Plan shall be administered by the Board or a
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Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan and,
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in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

          (iii) to determine the number of Shares to be covered by each such award granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) below instead of Common Stock;

          (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

          (viii) to initiate an Option Exchange Program;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xi) to extend the vesting period beyond the term set forth in any Option Agreement or Stock Purchase Right agreement.

          (xii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

     (c) Effect of Administrator's Decision. All decisions, determinations and
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interpretations of the Administrator shall be final and binding on all Optionees.

   5.  Eligibility.
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     (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

  6. Term of Plan. The Plan shall become effective upon its adoption by the
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Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

  7. Term of Option. The term of each Option shall be stated in the Option
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Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

  8. Option Exercise Price and Consideration.
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     (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

               (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may be paid:

          (i) in cash; or by check; or by a promissory note;

          (ii) by cancellation of indebtedness of the Company owed to Optionee;

          (iii) by surrender of shares that:(1) either (x) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of Exchange Act Rule 144 (and if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or (y) were obtained by Optionee in the public market and (2) are clear of all liens, claims, encumbrances or security interests;

          (iv) by tender of a promissory note having such terms as may be approved by the Administrator and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Optionees who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the exercise price or the purchase price, as the case may be, equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law;

          (v) by waiver of compensation due or accrued to the Optionee from the Company for services rendered;

          (vi) with respect only to purchases upon exercise of an Option and provided that a public market for the Shares exists: (1) through a >same day sale= commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an ANASD Dealer@) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total exercise price directly to the Company; or (2) through >margin= commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the option in the amount of the total exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total exercise price directly to the Company; or

          (vii) any combination of the foregoing methods of payment.

     In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

  9. Exercise of Option.
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     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted
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hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder to Officers and Directors shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; such notice shall include (x) the number of Shares being purchased, (y) the restriction imposed on the Shares under the Option Agreement, if any, and (z) such representations and agreements regarding Optionee=s investment intent and access to information and other matters, if any, as may be required or desirable by Company to comply with applicable securities laws; and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee
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ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (which shall be at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider
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as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (which shall be at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the

Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Termination for Cause. Notwithstanding any other provision of the Plan,
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if an Optionee is terminated for Cause, then Optionee=s Options or Stock Purchase Right shall expire on such termination date, or on such conditions as are determined by the Administrator. ACause@ has the meaning set forth in any agreement between the Company and the Optionee, or absent such agreement, means termination of a Service Provider=s term with the Company because of (i) any willful, material violation by the Optionee of any law or regulation applicable to the business of the Company or a Parent or a Subsidiary of the Company, the Optionee=s conviction for, or guilty plea - or nolo contendere - to, a felony or a crime involving moral turpitude, (ii) the Optionee=s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company,
(iii) any material breach by the Optionee of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Optionee regarding the terms of the Optionee=s service as a Service Provider, including any contract of employment, (iv) the Optionee=s violation of any of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or any Parent or Subsidiary of the Company, or (v) any other misconduct by the Optionee which is materially injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company or a Parent or a Subsidiary of the Company.

     (e) Death of Optionee. If an Optionee dies while a Service Provider, the
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Option may be exercised within such period of time as is specified in the Option Agreement (which shall be at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (f) Buyout Provisions. The Administrator may at any time offer to buy out
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for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     (h) Right of First Refusal. At the discretion of the Administrator, the
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Company may reserve to itself the right of first refusal, in any of the Option Agreements, to purchase all Shares that an Optionee may propose to transfer to a third party, provided that the right of first refusal terminates upon the Company=s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

     10. Non-Transferability of Options and Stock Purchase Rights. Except as
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otherwise provided in the applicable Option Agreement or Restricted Stock purchase agreement, the Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Stock Purchase Rights.
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          (a) Right of First Refusal. At the discretion of the Administrator,
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the Company may reserve to itself the right of first refusal, in any of the Restricted Stock purchase agreements, to purchase all Shares that a Service Provider may propose to transfer to a third party, provided that the right of first refusal terminates upon the Company=s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

          (b) Rights to Purchase. Stock Purchase Rights may be issued either
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alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

          (c) Repurchase Option. Unless the Administrator determines otherwise,
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the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

          (d) Other Provisions. The Restricted Stock purchase agreement shall
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contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Stockholder. Once the Stock Purchase Right is
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exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
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          (a) Changes in Capitalization. Subject to any required action by the
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stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) Dissolution or Liquidation. In the event of the proposed
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dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

           (c) Merger or Asset Sale. In the event of a merger of the Company
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with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.
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          (a) Amendment and Termination. The Board may at any time amend, alter,
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suspend or terminate the Plan.


          (b) Stockholder Approval. The Board shall obtain stockholder approval
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of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration,
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suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options or Stock Purchase Rights granted under the Plan prior to the date of such termination.

     15. Conditions Upon Issuance of Shares.
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          (a) Legal Compliance. Shares shall not be issued pursuant to the
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exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an
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Option, the Administrator may require the person exercising such Option to represent and warrant in the Option Agreement and/or at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or recommended.

     16. Inability to Obtain Authority. The inability of the Company to obtain
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authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, shall
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at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Stockholder Approval. The Plan shall be subject to approval by the
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stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.